UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2008

Lifevantage Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6400 S. Fiddler's Green Circle, Suite 1970, Greenwood Village, Colorado		80111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	720-488-1711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective January 10, 2008, Lifevantage Corporation (the "Company") entered into an Employment Agreement with David Brown in connection with Mr. Brown’s appointment as President and Chief Executive Officer of the Company.

The material terms of the Employment Agreement and additional information about Mr. Brown’s appointment are provided under Item 5.02 of this Form 8-K, which is incorporated herein by reference in its entirety.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2008, the Company announced that the Board of Directors of the Company has appointed David Brown as President and Chief Executive Officer of the Company effective January 10, 2008. The press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

David Brown was most recently the Managing Director and Co-Founder of Nutrition Business Advisors, a firm founded in 2003 to provide strategic consulting services, capital raising and full-service business development focused on the $130 billion Global Nutrition Industry. Prior to co-founding Nutrition Business Advisors, Mr. Brown was President and Chief Executive Officer of Metabolife International. From 1994 to 2000, Mr. Brown served as the President of Natural Balance, Inc., a Colorado-based dietary supplement company. Mr. Brown began his career as a corporate attorney, serving at the law firm of Ballard, Spahr, Andrews & Ingersoll in 1994 and Kindel & Anderson from 1991 - 1994. Mr. Brown holds a Juris Doctor from Cornell University and a Bachelors of Arts from Brigham Young University.

In connection with his appointment as President and Chief Executive Officer, Mr. Brown entered into an Employment Agreement with the Company effective January 10, 2008. The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A summary of the material terms of the Employment Agreement follows.

Term

Unless sooner terminated pursuant to the terms of the Employment Agreement, the term of Mr. Brown’s employment as President and Chief Executive Officer of the Company will be from January 10, 2008 to December 31, 2010.

Compensation

Mr. Brown will be entitled to an annual base salary of $240,000 and will be eligible to receive an annual bonus of up to 75% of his base salary based upon meeting certain operating and financial benchmarks to be established by the Company’s Board of Directors and compensation committee. Mr. Brown will also be eligible to participate in the Company’s standard benefit plans. Until no later than June 1, 2008, the Company will provide Mr. Brown with temporary living benefits pending his relocation to the Denver area.

In addition, Mr. Brown was granted options to purchase up to an aggregate of 1,800,000 shares of the Company’s common stock. The stock options shall vest and become exercisable in the amounts and based upon the exercise prices set forth below:

Option Vesting Schedule Exercise Price
150,000 Shares Fully Vested $0.23
450,000 Shares 37,500 shares vest monthly from January 31, 2008 through December 31, 2008 $0.23
450,000 Shares 37,500 shares vest monthly from January 31, 2009 through December 31, 2009 $0.50
450,000 Shares 37,500 shares vest monthly from January 31, 2010 through December 31, 2010 $0.75
300,000 Shares On April 18, 2008 shares vest based upon warrants exercised on or before April 18, 2008 $0.30

Noncompetition and Non-solicitation

During the term of his employment for a period of six months thereafter, Mr. Brown has agreed not to, directly or indirectly, as an officer, director, employee, consultant, owner, shareholder, adviser, joint venturer, or otherwise, compete with Company within the United States and all other countries in which the Company has, as of the effective date of the termination of Mr. Brown’s employment, a registered patent and/or any active business activity in: (i) the antioxidant segment of the nutraceutical industry; or (ii) any other line of business in which Company was engaged at any time during Mr. Brown’s employment with Company; or (iii) any other line of business into which Company, during Mr. Brown’s employment with Company, formed an intention to enter into. This covenant will not prohibit Mr. Brown from owning less than two percent of the securities of any competitor of the Company, if such securities are publicly traded on a nationally recognized stock exchange or over-the-counter market. In addition, during this time, Mr. Brown has agreed not to solicit employees of the Company or interfere with the Company’s business relationships.

Termination of Employment

If Mr. Brown is terminated without Substantial Cause (as defined in the Employment Agreement) or resigns for Good Reason (as defined in the Employment Agreement), then the Company will pay to Mr. Brown severance in the amount of (i) all compensation accrued and unpaid as of the date of termination or resignation, (ii) (a) if the termination or resignation occurs prior to the first anniversary of the date of the Employment Agreement, a cash payment equal to one year of his annual base salary as of the date of termination or resignation paid over a period of twenty-four months or (b) if the termination or resignation occurs on or after the first anniversary of the date of the Employment Agreement, a cash payment equal to one year of his annual base salary as of the date of termination or resignation paid over a period of twenty-four months and the actual annual bonus paid to Mr. Brown for the year before the year of termination or resignation, and (iii) the acceleration of the vesting of all unvested stock-based long term incentive compensation granted to Mr. Brown pursuant to the Employment Agreement.

If the Company notifies Mr. Brown that it will not renew the Employment Agreement following December 31, 2010 or any subsequent renewal term, and Mr. Brown resigns from the Company on or before the date that the Employment Agreement expires, then the Company will pay to Mr. Brown severance in the amount of (i) all compensation accrued and unpaid as of the date of resignation and (ii) a cash payment equal to six months of Mr. Browns annual base salary as of the date of resignation paid over a period of twelve months from the date of resignation.

If Mr. Brown is terminated with Substantial Cause or resigns without Good Reason, then he shall be entitled to all compensation accrued and unpaid as of the date of termination or resignation, but he shall not be entitled to any additional severance payments or acceleration of vesting upon such termination or resignation.

Item 7.01 Regulation FD Disclosure.

On January 14, 2008, Lifevantage Corporation issued a press release entitled "LifeVantage Corporation Appoints Industry Veteran David Brown as President & CEO." The press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Employment Agreement, dated January 10, 2008, by and between LifeVantage Corporation and David Brown

Exhibit 99.1 Press Release, dated January 14, 2008, entitled "LifeVantage Corporation Appoints Industry Veteran David Brown as President & CEO"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifevantage Corporation

January 16, 2008	By:	Bradford K. Amman

Name: Bradford K. Amman
Title: Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated January 10, 2008, by and between LifeVantage Corporation and David Brown
99.1	Press Release, dated January 14, 2008, entitled “LifeVantage Corporation Appoints Industry Veteran David Brown as President & CEO”